EXHIBIT 23.2

CONSENT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS

Hudson Highland Group, Inc.
New York, New York

We hereby consent to the incorporation by reference in this Prospectus constituting a part of this Registration Statement of our reports dated February 12, 2003, relating to the Financial Statements and Schedule of Hudson Highland Group, Inc. for the years ended December 31, 2002, 2001 and 2000, appearing in Hudson Highland Group, Inc.‘s Form 10 filed March 14, 2003.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP
New York, New York

November 26, 2003